Exhibit 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date: July 14, 2008

Contact:  Ms. Judith Barber
                 Corporate Secretary

ROCK MEETS WITH
VICE PREMIER OF CHINA

Smithtown, NY, July 14, 2008 - Bank of Smithtown Chairman & CEO, Brad Rock, met recently in New York City with Wang Qishan, the Vice Premier of the People’s Republic of China, and Dr. Henry Kissinger.

The Vice Premier came to New York and Washington, D.C., for a series of meetings with business and political leaders to discuss economic issues. The meeting in New York was attended by the CEOs of a number of the nation’s leading financial companies. Mr. Rock attended the meeting in his capacity as Chairman of the American Bankers Association. Dr. Kissinger, of course, played an instrumental role in opening political and economic channels with China during the 1970’s.

In the attached photographs, Mr. Rock is shown greeting the Vice Premier and talking with Dr. Kissinger during a reception.

Edward L. Yingling
President & CEO
American Bankers Association